                           ONLINE HOSTING AGREEMENT



         This Online Hosting Agreement (this "Agreement") is being entered into effective as of the 1st day of June, 1999 and is entered into by and between Diplomat Direct Marketing Corporation, a Delaware corporation ("Diplomat"), and Tadeo E-Commerce Corp., a Delaware corporation ("Tadeo").


                                R E C I T A L S

         A. Historically, Diplomat has been engaged directly in, among other things, the business of offering consumers the opportunity to place apparel orders directly with Diplomat through its toll free telephone number and its web site (the "Direct Access Business").

         B. Recently, Tadeo was formed and Tadeo and Diplomat have entered into a Web Design and Consulting Agreement of even date herewith (the "Web Agreement") pursuant to which Tadeo has agreed to assist Diplomat in developing the technology, and providing other services necessary, to further Diplomat's Direct Access Business, including the hosting and maintenance of Diplomat's web site (the "Web Site").

         C. In connection with Diplomat's operation of its Direct Access Business, Diplomat desires to obtain various online hosting services ("Services") from Tadeo, and Tadeo desires to provide such Services to Diplomat.


         THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1.        Services.

         Tadeo shall provide, directly or through a third party vendor reasonably satisfactory to Diplomat, the Online Hosting Services described on Exhibit A hereto, at the cost specified and on the other terms and conditions as set forth on Exhibit A.

Section 2.        Compensation.

         Diplomat will pay to Tadeo when due a fee for each of the Services equal to the amount described in Exhibit A hereto relating to each such Service; provided, that in the event Diplomat terminates this Agreement in accordance with Section 3 hereof, the fee for the provision of each terminated Service shall cease to accrue on and after the effective date of such termination. In the event that Diplomat terminates this Agreement other than in accordance with Section 3, Diplomat shall be obligated to pay for the Services in accordance with the fee schedule contained on Exhibit A throughout the balance of the Period (as hereinafter defined) as though Tadeo continued to provide the terminated Services through the balance of the Period. Late payments shall accrue interest at a rate equal to fifteen (15%) percent per annum.

Section 3.        Term.

      (a) The term of this Agreement shall begin on the date hereof (the "Effective Date") and shall continue for a period of 12 months thereafter (the "Period") in full force and effect until it is terminated in accordance with this Section 3.

      (b) Diplomat or Tadeo, if such party is not in default of the terms of this Agreement, may extend the term of this Agreement for an additional one year ("Additional Period"), provided the extending party gives the other party at least sixty (60) days advance written notice before the end of the Period. If either party elects to extend the Agreement for the Additional Period, all other terms and conditions of this Agreement shall continue during the Additional Period.

      (c) Tadeo shall have the right (but not the obligation) to terminate this Agreement and the rights granted to Diplomat hereunder if:

         (i) Diplomat is in material breach of any of its obligations hereunder, which breach is not cured within five days of receipt of written notice from Tadeo of such breach;

         (ii) The Web Agreement is terminated by any of Tadeo, Diplomat, or any other party thereto [in the event the rights and obligations of any party(ies) to such Web Agreement have been duly assigned to a third party(ies) under the terms thereof] in accordance with the terms of the Web Agreement, but not if the Web Agreement is terminated by Tadeo or its assignee(s) other than in accordance with the terms of the Web Agreement;

         (iii) Diplomat is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing;

         (iv) Diplomat involuntarily dissolves or is dissolved;

         (v) Diplomat is judicially adjudicated insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; or

         (vi) Upon Tadeo giving Diplomat at least sixty (60) days advance written notice of termination of this Agreement.

      (d) Diplomat shall have the right (but not the obligation) to terminate this Agreement and the rights granted to Tadeo hereunder if:

         (i) Tadeo is in material breach of any of its obligations hereunder, which breach is not cured within five days of receipt of written notice from Diplomat of such breach;

         (ii) The Web Agreement is terminated by any of Tadeo, Diplomat, or any other party thereto [in the event the rights and obligations of any party(ies) to such Web Agreement have been duly assigned to a third party(ies) under the terms thereof] in accordance with the terms of the Web Agreement, but not if the Web Agreement is terminated by Diplomat or its assignee(s) other than in accordance with the terms of the Web Agreement;

         (iii) Tadeo is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing.

         (iv) Tadeo involuntarily dissolves or is dissolved;

         (v) Tadeo is judicially adjudicated insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; or

         (vi) Upon Diplomat giving Tadeo at least sixty (60) days advance written notice of termination of this Agreement.

      (e) Tadeo will have the right (but not the obligation) to terminate this Agreement and the rights granted to Diplomat hereunder, upon 60 days written notice to Diplomat, following the acquisition of all or substantially all of the assets of Diplomat by any Permitted Assignee (as defined in Section 9(a) of this Agreement), or the acquisition of the beneficial ownership of at least 20% (the "Threshold") of the voting power represented by the voting securities of Diplomat, any successor thereto or any Permitted Assignee by any person or

"group" within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereof (a "group") other than The Rubin Family Irrevocable Stock Trust U/A dated April 30, 1997, organized under the laws of the State of New York (the "Trust"), Robert M. Rubin ("Rubin"), or any affiliate of Rubin or the Trust. For purposes of this Agreement, (i) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act or any successor provisions thereof, (ii) the term "voting securities' means the common Stock, par value $.0001 per share, of Diplomat and any other securities issued by Diplomat having the power to vote generally in the election of directors of Diplomat and (iii) the term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person. For purposes of this
Section 3, an acquisition shall not include (A) the acquisition by a person of voting securities of Diplomat pursuant to an involuntary disposition through foreclosure or similar event, or (B) the acquisition by a person of voting securities of Diplomat pursuant to a dividend intended to be on a tax-free basis (a "Tax-Free Spin-Off") under the Internal Revenue Code of 1986, as amended from time to time, but shall include a subsequent acquisition of voting securities pursuant to a disposition by the person that acquired the voting securities in such involuntary disposition or such Tax-Free Spin-Off. In the event any person acquires beneficial ownership of voting power in excess of the Threshold as a result of a transaction described in the immediately preceding sentence, the Threshold with respect to such person shall be adjusted to an amount equal to the percentage of beneficial ownership held by such person immediately following such transaction.

      (f) A party may exercise its right to terminate pursuant to this
Section 3 by sending appropriate written notice to the other party. No exercise by a party of its rights under this Section will limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this Section 3, or any of that party's other rights.

Section 4. Records and Accounts.

         Tadeo will maintain accurate books, records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. Diplomat may, at its own expense, examine and copy those books and records as provided in this Section 4. Such books, records and accounts will be maintained in a manner that allows Diplomat to separate these matters from those relating to Tadeo's other operations. Such books, records and accounts will reflect such information as would normally be examined by an independent accountant in performing an audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies. Diplomat may make examinations pursuant hereto during Tadeo's usual business hours, and at the place in the continental United States where Tadeo regularly keeps these books and records. Diplomat will be required to notify Tadeo at least five business days before the date of planned examination. If Diplomat's examination is not completed within one month from commencement, Tadeo at any time may require Diplomat to terminate such examination on seven days' notice to Diplomat; provided that Tadeo has cooperated with Diplomat in the examination of such books and records.

Section 5.        No Restrictions.

         Nothing in this Agreement shall limit or restrict the right of any of Diplomat's directors, officers or employees or any of Tadeo's directors, officers or employees to engage directly or indirectly in the same or similar business activities or lines of business as Diplomat or, respectively, or limit or restrict the right of Diplomat or Tadeo as the case may be, to engage in any other business or to render or obtain, as the case may be, services of any kind to or from, as the case may be , any corporation, firm, individual, trust or association.

Section 6.        Independent Contractors.

         Tadeo and Diplomat are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency between Tadeo and Diplomat. Neither Tadeo nor Diplomat shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent. When Tadeo's employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of Tadeo and no person employed by Tadeo and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of Diplomat or any customer of Diplomat for any purpose whatsoever.

Section 7.        Confidentiality.

         Tadeo and Diplomat each agree to hold in strict confidence, and to use reasonable efforts to cause each of their employees and representatives to hold in strict confidence, all confidential information concerning Tadeo or Diplomat, as the case may be, furnished to or obtained by the other party, in the course of performing the obligations provided for under this Agreement except to the extent that (a) such information has been in the public domain through no fault of Tadeo or Diplomat, as the case may be, (b) disclosure or release is compelled by judicial or administrative process, or (c) in the opinion of counsel to Tadeo or Diplomat, as the as may be, disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the securities laws of the United States or similar laws of other jurisdictions applicable to Tadeo or Diplomat, as the case may be.

Section 8.        Proprietary Rights of Tadeo.

         All materials, including but not limited to any computer software (in object code and source code form), data or information developed or provided by Tadeo, or its suppliers under this Agreement, and any know-how, methodologies, equipment, or processes used by Tadeo to provide the Services to Diplomat, including, without limitation, all copy-rights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto (collectively, "Host Materials") shall remain the sole and exclusive property of Tadeo or its suppliers. To the extent, if any, that ownership of the Hose Materials does not automatically vest in Tadeo by virtue of this Agreement or otherwise, Diplomat hereby transfers and assigns to Tadeo all rights, title and interest which Diplomat may have in and to the Host Materials. Diplomat acknowledges and agrees that Tadeo is in the business of designing and hosting web sites, and that Tadeo shall have the right to provide to third parties services which are the same or similar to the Services, and to use or otherwise exploit any Host Materials in providing such services.

Section 9.        Diplomat Content.

         (a) Diplomat assumes sole responsibility for (i) acquiring any authorization(s) necessary for hypertext links to third party web sites, (ii) the accuracy of materials on the Web Site, including, without limitation, provision of the Content (as hereinafter defined), descriptive claims, warranties, guarantees, nature of business, and address where business is conducted, and (iii) ensuring that the Content does not infringe or violate any right of any third party. Notwithstanding the foregoing, Tadeo reserves the right, in its sole discretion, to exclude or remove from the Web Site any hypertext links to third party web sites, any Content, or other content not supplied by Tadeo which, in Tadeo's sole reasonable discretion, may violate or infringe any law or third party rights or which otherwise exposes or potentially exposes Tadeo to civil or criminal liability or public ridicule; provided, that such right shall not place an obligation on Tadeo to monitor or exert editorial control over the Web Site.

         (b) Diplomat shall place and cause to be placed on the Web Site Content that does not contain any content or materials which are obscene, threatening, malicious, which infringe on or violate any applicable law or regulation or any proprietary, contract, moral, Tadeo privacy or other third party right, or which otherwise exposes Tadeo to civil or criminal liability. Any such materials placed on the Web Site which do not satisfy the foregoing requirements shall be deemed to be a material breach of this Agreement.

         (c) Chat rooms, bulletin boards and discussion forums shall not be included in the Web Site and may not be implemented by or on behalf of Diplomat without prior written approval of Tadeo.

         (d) For purposes of this Agreement, Content shall mean all materials comprising the Web Site, including but not limited to, any images, photographs, illustrations, graphics, audio clips, video clips or text, which shall be in correct format. The Content shall be properly adapted and translated by, or on behalf of, Diplomat for posting to Tadeo's server so that the Web Site can be accessed via the Internet.

Section 10.       Warranties.

         (a) Tadeo represents and warrants that (i) Tadeo has the power and authority to enter into and perform its obligations under this Agreement, and
(ii) the Services under this Agreement shall be performed in a workmanlike manner.

         (b) Diplomat represents and warrants that: (i) Diplomat has the power and authority to enter into and perform its obligations under this Agreement;
(ii) the Content does not and shall not contain any content, materials, advertising or services that are inaccurate or that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, or any proprietary, contract, moral, or privacy right or any other third party right, and that Diplomat owns the Content or otherwise has the right to place the Content on the Web Site; and (iii) Diplomat has obtained any authorization(s) necessary for hypertext links from the Web Site to other third party web sites. Should Diplomat receive notice of a claim regarding the Web Site, Diplomat shall promptly provide Tadeo with written notice of such claim.

         (C) EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 10(a) ABOVE, TADEO MAKES NO WARRANTIES HEREUNDER, AND TADEO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 11.       Indemnification.

         (a) Diplomat agrees to indemnify, defend, and hold harmless Tadeo, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action is based upon a claim that: (i) if true, would constitute a breach of any of Diplomat's representations, warranties, or agreements hereunder; (ii) arises out of the gross negligence or willful misconduct of Diplomat; or (iii) any of the Content to be provided by Diplomat hereunder or other material on the Web Site infringes or violates any rights of third parties, including without limitation, rights of publicity, rights of privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

         (b) Tadeo agrees to indemnify, defend, and hold harmless Diplomat, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action arises out of the gross negligence or willful misconduct of Tadeo in connection with Tadeo's performance under this Agreement.

Section 12.       Limitation of Liability.

         TADEO SHALL HAVE NO LIABILITY FOR UNAUTHORIZED ACCESS TO, OR ALTERATION, THEFT OR DESTRUCTION OF, THE WEB SITE OR DIPLOMAT'S DATA FILES, PROGRAMS OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES. TADEO SHALL HAVE NO LIABILITY WITH RESPECT TO TADEO'S OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF TADEO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF TADEO TO DIPLOMAT FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY DIPLOMAT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH SUCH CLAIM ACCRUED. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS.

Section 13.       Dispute Resolution.

               (a) In the event that any party to this Agreement has any claim, right or cause of action against any other party to this Agreement, which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, shall be determined by arbitration in accordance with the Rules of the American Arbitration Association ("AAA"), through the adjudication by a single arbitrator, in New York, New York, with the decision of such arbitrator to be final and binding upon all parties. The fees, costs and expenses of such arbitration, as submitted by the AAA, shall be borne equally by both Tadeo and Diplomat; provided, that each of Tadeo and Diplomat shall pay the fees, costs and expenses of its own counsel, accountants and other representatives in connection with such arbitration. The parameters of the AAA proceedings undertaken in accordance with this Section
13 shall be prescribed such that a decision shall be rendered within sixty
(60) days following the initial written reference of the related dispute to AAA arbitration.

               (b) Notwithstanding any other provisions of this Section 13, in the event that a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action shall have no obligations under this Section 13 and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 13 shall limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

Section 14.       Miscellaneous.

               (a) Neither party any assign this Agreement, or their respective rights and obligations hereunder, in whole or in part, without the other party's prior written consent; provided, however, that Tadeo shall be entitled to assign all of its rights and obligations hereunder to any subsidiary or affiliated entity without the consent of Diplomat. Any attempt to assign this Agreement without such consent (if required) shall be void and of no effect ab initio. Notwithstanding the immediately preceding sentence, either party may assign this Agreement or all, but not less than all, of its rights and obligations hereunder to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining all or substantially all of its assets (a "Permitted Assignee"); provided, that any such Permitted Assignee thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement; and provided, however, that the provisions of this Section 9(a) shall in no way modify the provisions of
Section 3(d).

               (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party shall comply in all respects with all laws and regulations applicable to its activities under this Agreement.

               (c) Notwithstanding the provisions of Section 8, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York, New York County, or (b) the Untied States District Court for the southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of Diplomat and Tadeo agrees to commence any such action, suit or proceeding either in the Untied States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of New York County. Each of Diplomat and Tadeo further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this
Section 9(c). Each of Diplomat and Tadeo irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the courts of the State of New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

               (d) If any provisions of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

               (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, by facsimile (with confirmation back), or sent, postage prepaid, by registered, certified or express mail or nationally recognized overnight courier service and shall be deemed given when so delivered by hand, by facsimile (with confirmation back), or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:


                           (i)      if to Tadeo:

                                    Tadeo E-Commerce Corp.
                                    5 Hanover Square
                                    New York, New York 10004
                                    Attention: Damon Testaverde, President

                           (ii)     if to Diplomat:

                                    Diplomat Direct Marketing Corporation
                                    414 Alfred Avenue
                                    Teaneck, New Jersey 07666
                                    Attention: Warren H. Golden, President


               (f) The provisions of Sections 7, 8, 9, 10, 11, 12, 13 and 14 hereof shall survive any termination of this Agreement.

               (g) No failure to either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

               (h) This Agreement, along with the Exhibit hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or convenants relating to such subject matter expect as specifically set forth herein.

               (i) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

               (j) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               (k) This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

               (l) The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 30, 1999.

                                        TADEO E-COMMERCE CORP.



                                        By: /s/ DAMON TESTAVERDE
                                                 Damon Testaverde
                                                 President


                                        DIPLOMAT DIRECT MARKETING CORP.



                                        By: /s/ WARREN H. GOLDEN
                                                 Warren H. Golden
                                                 President